Exhibit 3.1

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)

Exact name of corporation:  Implant Sciences Corporation

(2)

Registered office address:  500 Research Drive, Unit 3, Wilmington, MA 01887

(number, street, city or town, state, zip code)

(3)

These articles of amendment affect article(s):  III

(specify the number(s) of article(s) being amended (I-VI))

(4)

Date adopted:  July 18, 2016

(month, day, year)

(5)

Approved by:

(check appropriate box)

[  ]

the incorporators.

[  ]

the board of directors without shareholder approval and shareholder approval was not required.

[x]

the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)

State the article number and the text of the amendment.  Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares:

Article III: The amendment to Article III is described on the following page.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Total authorized prior to amendment:

Without Par Value		With Par Value
Type	No. of Shares	Type	No. of Shares	Par Value
		Common	200,000,000	$0.001
		Preferred	5,000,000**	$0.10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; 1,000,000 shares are designated Series E Preferred Stock; 2,000,000 shares are designated Series F Preferred Stock; 650,000 shares are designated Series G Preferred Stock; 22,500 shares are designated Series H Preferred Stock; 21,000 shares are designated Series I Preferred Stock; and 6,500 shares are designated Series J Preferred Stock.

Total authorized after amendment:

Without Par Value		With Par Value
Type	No. of Shares	Type	No. of Shares	Par Value
		Common	250,000,000	$0.001
		Preferred	5,000,000**	$0.10

** ** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; 1,000,000 shares are designated Series E Preferred Stock; 2,000,000 shares are designated Series F Preferred Stock; 650,000 shares are designated Series G Preferred Stock; 22,500 shares are designated Series H Preferred Stock; 21,000 shares are designated Series I Preferred Stock; and 6,500 shares are designated Series J Preferred Stock.

(7)

The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date of not more than 90 days from the date and time of filing is specified:  Upon filing

Signed by: _/s/ William J. McGann

(signature of authorized individual)

[   ]

Chairman of the board of directors,

[   ] President,

[X]

Other officer,

[   ]

Court-appointed fiduciary,

on this 18th day of July, 2016.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $______ having been paid, said articles are deemed to have been filed with me this _______ day of _____________ , 20_____ , at _______a.m./p.m.

Effective date:

(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

Filing fee:  Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION

Contact Information:

Implant Sciences Corporation

500 Research Drive, Unit 3, Wilmington, MA 01887

Attention:  President

Telephone:  (978) 752-1700

Email:

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor.  If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.